PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(to prospectus dated May 25, 2004)	Registration No. 333-114810

8,356,232 Shares

Common Stock

We are selling up to 8,356,232 shares of our common stock, par value $0.01 per share, on a “reasonable efforts” basis pursuant to this prospectus supplement and the accompanying prospectus. We anticipate that 4,178,116 of the shares of common stock offered hereby, or the “Initial Shares,” will be sold at an initial closing to occur on or about August 3, 2004, and up to 4,178,116 shares of common stock, or the “Additional Shares,” will be sold, if at all, at an additional closing or closings to occur on or before November 24, 2004. The Initial Shares will be sold to purchasers at a price of $3.61 per share. The Additional Shares, if any, will be sold to purchasers at a price of $3.97 per share. We have retained RBC Capital Markets Corporation to act as exclusive placement agent for us in connection with this offering, for which it will be paid a fee. See “Plan of Distribution” beginning on page S-4 of this prospectus supplement for more information regarding this arrangement.

Our common stock is quoted on the Nasdaq National Market under the symbol “IMMU.” The last reported sale price of our common stock on July 30, 2004, was $3.97 per share.

Our business and an investment in our common stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 10 of the accompanying prospectus to read about the risks you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price [1]	$3.61	$15,082,998
Public offering price [2]	$3.97	$16,587,120
Placement agent fees [1]	$0.22	$904,980
Additional placement agent fees [2]	$0.24	$995,227
Proceeds, before expenses, to us 1	$3.39	$14,178,018
Additional proceeds, before expenses, to us 2	$3.73	$15,591,893

[1]	Assumes the sale of all of the Initial Shares.
[2]	Assumes the sale of all of the Additional Shares.

We expect that the total expenses of this offering, excluding placement agent fees, will be approximately $205,000. The placement agent is not required to sell any specific number or dollar amount of the shares of common stock offered in this offering, but will use its reasonable efforts to sell the shares of common stock offered. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the maximum amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

RBC CAPITAL MARKETS

The date of this prospectus supplement is August 2, 2004.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and certain other matters relating to us. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which does not apply to the common stock. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement (File No. 333-114810), or the “Registration Statement,” that we filed with the Securities and Exchange Commission, or the “SEC.” Under the shelf registration process, we may offer from time to time our securities, including our common stock, up to an aggregate dollar amount of $60,000,000, of which this offering is a part. To the extent that we sell shares of common stock in this offering, the aggregate dollar amount of any shares so sold will reduce, on a dollar-for-dollar basis, the aggregate dollar amount of securities we may sell in any subsequent offering under the Registration Statement. This prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, include important information about us, our common stock being offered and other information you should know before investing in our common stock. You should read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the additional information described under the caption “Where You Can Find More Information,” before investing in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is current only as of the date such information is presented, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

Our common stock is publicly held and as a result we are obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public without cost at the SEC’s web site at www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, Washington D.C. 20006.

Our web address is http://www.immunomedics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

This prospectus supplement is only a part of the Registration Statement that we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all the information contained in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and accompanying exhibits for more information about our company, our business and our business prospects, as well as about our securities.

The rules and regulations promulgated by the SEC allow us to incorporate by reference into this prospectus supplement certain information that we have filed, or in some cases, will file after the date hereof, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. As permitted by these rules, in addition to the documents listed under “Where You Can Find More Information” in the accompanying prospectus, in this prospectus supplement we incorporate by reference the documents listed below:

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004; and

•	Our Current Report on Form 8-K filed with the SEC on August 2, 2004.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and the accompanying prospectus contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement and the accompanying prospectus, and they may also be made a part of this prospectus supplement and the accompanying prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing diagnostic and therapeutic products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference into the Registration Statement of which this prospectus supplement and the accompanying prospectus form a part.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus supplement or the accompanying prospectus, or the date of the document incorporated by reference in this prospectus, as applicable. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. Before making an investment decision, you should read this summary together with the more detailed information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the “Risk Factors” sections beginning on page S-2 of this prospectus supplement and page 10 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered	8,356,232 shares (which includes 4,178,116 Initial Shares and 4,178,116 Additional Shares).

Common stock outstanding after this offering	58,251,175 shares (assuming sale of all of the Initial Shares and Additional Shares) or 54,073,059 shares (assuming sale of all of the Initial Shares and no Additional Shares).

Nasdaq National Market symbol	“IMMU.”

Use of proceeds	We intend to use the net proceeds of the offering, which are estimated to be approximately $29.6 million (assuming sale of all of the Initial Shares and Additional Shares) or approximately $14.0 million (assuming sale of all of the Initial Shares and no Additional Shares), for our ongoing business operations and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement for more information regarding our intended use of the net proceeds from this offering.

Risk factors	Investing in our common stock involves a number of risks, some of which are described under “Risk Factors” beginning on page S-2 of this prospectus supplement and page 10 of the accompanying prospectus.

RISK FACTORS

The common stock offered by this prospectus supplement is subject to substantial risks, some of which are described under “Risk Factors” in the accompanying prospectus. The risk factors listed below are in addition to the risk factors described in the accompanying prospectus, and you should carefully read this section and the “Risk Factors” section of the accompanying prospectus before purchasing shares of common stock in this offering. Our business, financial condition or results of operations could be harmed by any of these risks. Similarly, these risks could cause the market price of our common stock to decline and you might lose all or part of your investment. Our forward-looking statements in this prospectus supplement and the accompanying prospectus are subject to the following risks and uncertainties. The risks described below are not the only ones facing us, and additional risks not presently known to us or that we currently deem immaterial might also impair our business operations.

We may not sell all or any of the Additional Shares. Thus, we cannot be certain that we will raise the maximum amount of net proceeds contemplated by this offering.

Purchasers who purchase a portion of the Initial Shares will have the right, prior to November 24, 2004, to purchase the same number of Additional Shares at a purchase price of $3.97 per share. However, purchasers are not obligated to purchase any of the Additional Shares, and, accordingly, we may not sell all or any of the Additional Shares. We cannot be certain of the number of Additional Shares that will be purchased by purchasers in this offering. Purchasers who purchase any number of Additional Shares, no matter how minimal, will be able to enjoy all the benefits of this offering to which they are entitled, even if we are not able to sell all of the Additional Shares.

We will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. Moreover, we may use the net proceeds for corporate purposes that may not increase our market value or make us profitable.

DILUTION

Our net tangible book value at March 31, 2004 was $18.1 million, or $0.36 per share of common stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of common stock outstanding at that date.

Without taking into account any other changes in the net tangible book value after March 31, 2004, other than to give effect to our receipt of the estimated net proceeds from the sale of 4,178,116 shares of common stock (the Initial Shares) at an offering price of $3.61 per share, less estimated offering expenses, our net tangible book value as of March 31, 2004 would have been $32.1 million, or $0.59 per share. This represents an immediate increase in the net tangible book value per share of $0.23 per share to existing stockholders and an immediate dilution of $3.02 per share to purchasers of the Initial Shares. The following table illustrates this per-share dilution:

Public offering price per share		$3.61

Net tangible book value per share as of March 31, 2004 before the sale of the Initial Shares	$0.36

Increase in net tangible book value per share after giving effect to the sale of the Initial Shares	$0.23

Net tangible book value per share as of March 31, 2004 after giving effect to the sale of the Initial Shares		$0.59

Dilution per share to purchasers of the Initial Shares		$3.02

Without taking into account any other changes in the net tangible book value after March 31, 2004, other than to give effect to our receipt of the estimated net proceeds from the sale of the Initial Shares, less estimated offering expenses, and the sale of 4,178,116 shares of common stock (the maximum amount of Additional Shares) at an offering price of $3.97 per share, less estimated offering expenses, our net tangible book value as of March 31, 2004 would have been $47.7 million, or $0.82 per share. This represents an immediate increase in the net tangible book value per share of $0.23 per share to existing stockholders (including purchasers of the Initial Shares) and an immediate dilution of $3.15 per share to purchasers of the Additional Shares. The following table illustrates this per-share dilution:

Public offering price per share		$3.97

Net tangible book value per share as of March 31, 2004 after giving effect to the sale of the Initial Shares but before the sale of the Additional Shares	$0.59

Increase in net tangible book value per share after giving effect to the sale of the Additional Shares	$0.23

Net tangible book value per share as of March 31, 2004 after giving effect to the sale of the Initial Shares and the Additional Shares		$0.82

Dilution per share to purchasers of the Additional Shares		$3.15

The computations in the tables above assume no exercise of any outstanding stock options after March 31, 2004. At March 31, 2004, there were options outstanding to purchase a total of 4,162,250 shares of our common stock at a weighted average exercise price of $9.89 per share. If any of these options are exercised, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

This prospectus supplement relates to an offering by us on a “reasonable efforts” basis of 4,178,116 shares of our common stock at a purchase price of $3.61 per share (referred to in this prospectus supplement as the Initial Shares) and up to an additional 4,178,116 shares of our common stock at a purchase price of $3.97 per share (referred to in this prospectus supplement as the Additional Shares) to certain purchasers for aggregate gross proceeds of approximately $31.7 million (assuming sale of all of the Initial Shares and Additional Shares) or approximately $15.1 million (assuming sale of all of the Initial Shares and no Additional Shares). RBC Capital Markets Corporation, or “RBC,” is acting as exclusive placement agent in connection with this offering. RBC has arranged for the sale to purchasers of the shares of common stock offered hereby through direct subscription agreements between the purchasers and us. As of the date of this prospectus supplement, we have entered into subscription agreements dated as of June 30, 2004 with certain purchasers, or the “Purchasers,” pursuant to which, subject to certain conditions, we have agreed to sell to the Purchasers, and the Purchasers have agreed to purchase from us, an aggregate of 4,178,116 shares of the shares of common stock offered hereby at $3.61 per share. We have also agreed to sell to the Purchasers up to an additional 4,178,116 shares of our common stock at a purchase price of $3.97 per share if the Purchasers so elect by November 24, 2004.

We negotiated the price to the public for the common stock offered in this offering with the Purchasers. The factors considered in determining the price to the public included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In connection with this offering, we will pay a fee of approximately $1.9 million to RBC as placement agent (assuming sale of all of the Initial Shares and Additional Shares). On July 28, 2004, we entered into a placement agency agreement with RBC pursuant to which RBC agreed to act as exclusive placement agent in connection with this offering. Pursuant to the placement agency agreement, with respect to shares of common stock we sell on or before July 28, 2005, we will pay RBC a cash fee equal to 6% of the gross proceeds we receive from purchasers introduced to us by RBC in this offering. We have also agreed to reimburse RBC for out-of-pocket expenses up to $35,000 and to indemnify RBC against certain liabilities under the Securities Act of 1933, as amended, or the “Securities Act.” In addition, the placement agency agreement provides that, to the extent we require such services, we will consider retaining RBC to serve as placement agent in one or more offerings of our securities, or to provide other financial services, within the six-month period ending on January 28, 2005.

The estimated offering expenses payable by us, in addition to the placement agent fee, are approximately $205,000, which includes legal, accounting and filing costs and various other fees associated with registering and listing the shares of common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $29.6 million (assuming sale of all of the Initial Shares and Additional Shares) or approximately $14.0 million (assuming sale of all of the Initial Shares and no Additional Shares).

RBC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, RBC would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by RBC. Under these rules and regulations, RBC:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agency agreement with RBC and the form of subscription agreement relating to this offering have been filed as exhibits to our Current Report on Form 8-K filed with the SEC on August 2, 2004.

USE OF PROCEEDS

We intend to use the net proceeds of the offering, as well as our currently available funds, for our ongoing business operations and other general corporate purposes, which may include, among other things:

•	funding our research and clinical development programs, including clinical trials in the United States and elsewhere;

•	acquiring potential licenses or other acquisitions of complementary technologies or products;

•	repaying existing indebtedness or other corporate borrowings;

•	redeeming our securities; and

•	working capital.

We estimate that the net proceeds to us from the sale of the shares of common stock we are offering will be approximately $14.0 million with respect to only the Initial Shares, and up to approximately $29.6 million assuming we sell all of the Initial Shares and Additional Shares offered hereby. Net proceeds is what we expect to receive after paying the placement agent fees and other offering expenses, at the offering price of $3.61 per share (in the case of the Initial Shares) and $3.97 per share (in the case of the Additional Shares). Because there is no minimum offering amount required as a condition to consummation of this offering, the actual public offering amount, placement agent fee and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amount stated above in the event that fewer than all of the Additional Shares are sold.

LEGAL MATTERS

The validity of the common stock to be offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of June 30, 2002, and for each of the years in the two-year period ended June 30, 2002, have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of KPMG LLP (KPMG), independent accountants, incorporated by reference in this prospectus supplement and the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing. Immunomedics, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospectus

$60,000,000

By this prospectus, we may offer:

Common Stock

Preferred Stock

Depositary Shares

Warrants

We may offer any combination of the securities described in this prospectus from time to time in different series and in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $60,000,000.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Our common stock is quoted on the Nasdaq National Market under the symbol “IMMU.” No other securities referred to above are currently issued or outstanding, and no trading market currently exists with respect to any of them. If we decide to list or seek a quotation for any of these securities, the prospectus supplement relating to such securities will disclose the exchange or market on which such securities will be listed or quoted. On April 21, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $4.49 per share. Prospective purchasers of our securities are urged to obtain current information as to the market price of our common stock before making an investment decision.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 10.

Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2004.

References in this prospectus to “our company,” “we,” “us,” or “our” are to Immunomedics, Inc. and our consolidated subsidiaries.

Immunomedics, LeukoScan, CEA-Scan, CEA-Cide, LymphoCide, AFP-Cide, ProstaCide and LeukoCide are trademarks or trade names of our company. PentaCEA is a trademark of our majority-owned subsidiary, IBC Pharmaceuticals, Inc. This prospectus also contains trademarks, trade names and service marks of other companies that are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we propose to sell securities, we will provide to you a written prospectus supplement that will contain specific information about the terms of that particular offering.

This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the actual Registration Statement itself, including its exhibits as well as the information that is incorporated by reference as further described below. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

This prospectus may not be used to consummate the sale of securities unless it is accompanied by a prospectus supplement covering those securities. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

WHERE YOU CAN FIND MORE INFORMATION

Our common stock is publicly held and as a result we are obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public without cost at the SEC’s web site at www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, Washington D.C. 20006.

Our web address is http://www.immunomedics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

This prospectus is only part of the Registration Statement that we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all the information contained in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and accompanying exhibits for more information about our company, our business and our business prospects, as well as about our securities.

The rules and regulations promulgated by the SEC allow us to incorporate by reference into this prospectus certain information that we have filed, or in some cases, will file after the date hereof, with the SEC. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. As permitted by these rules, in this prospectus we incorporate by reference the documents listed below:

(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the SEC on September 26, 2003;

(b)	Our definitive Proxy Statement on Schedule 14A, as filed with the SEC on October 24, 2003;

(c)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003 and December 31, 2003;

(d)	Our Current Reports on Form 8-K filed with the SEC on August 18, 2003, November 12, 2003, November 14, 2003, February 11, 2004, and April 8, 2004;

(e)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description;

(f)	The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on March 8, 2002, including any amendment or report filed for the purpose of updating such description; and

(g)	All of our filings pursuant to the Exchange Act after the date of the filing of the original Registration Statement and prior to the effectiveness of the Registration Statement.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing diagnostic and therapeutic products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” included in this prospectus and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference into the Registration Statement of which this prospectus forms a part.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SUMMARY

This summary highlights information about Immunomedics, Inc. Because this is a summary, it may not contain all the information you should consider before investing in the securities offered hereby. You should read this entire prospectus carefully, including the risk factors listed under “Risk Factors” beginning on page 10 and under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003.

Immunomedics, Inc.

We are a biopharmaceutical company focused on the development, manufacture and marketing of monoclonal antibody-based products for the detection and treatment of cancer and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a broad pipeline of therapeutic product candidates that utilize several different mechanisms of action. A portfolio of intellectual property that includes 89 issued patents in the United States, and 294 other issued patents worldwide, protects our product candidates and technologies.

In addition to our therapeutic discoveries, our proprietary technologies have also enabled us to develop highly specific diagnostic imaging agents, one of which, CEA-Scan, has been approved in the United States, Canada and the European Union, where it is currently being marketed for the detection of colorectal cancers. Our second diagnostic product, LeukoScan, has been approved in Europe and Australia, where it is currently being marketed for the detection of bone infections. We have five additional diagnostic product candidates in pre-clinical or clinical development.

Therapeutic Product Candidates

We believe that each of our antibodies has therapeutic potential either when administered alone or when conjugated with therapeutic radioisotopes (radiolabeled), chemotherapeutics or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to the antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with greater precision than conventional radiation therapy or chemotherapeutic approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects. We are currently focusing our efforts on unlabeled, or “naked” antibodies, and antibodies conjugated with radioisotopes, such as Yttrium-90, sometimes referred to as Y-90, and Iodine-131, sometimes referred to as I-131. All of our therapeutic product candidates are “humanized” antibodies, which means that the portion of the antibody derived from mouse (murine) DNA sequences is generally less than 10%.

We currently have eight humanized antibody product candidates in clinical development. We also have a number of other product candidates that target other cancers and diseases in various stages of pre-clinical development, although it is too early to assess which of these, if any, will merit further evaluation in clinical trials.

The table below summarizes the status of our current therapeutic product candidates:

Product Candidate	Target	Status
IMMU-103 (unlabeled epratuzumab)	Non-Hodgkin’s Lymphoma	Phase II clinical trials completed; Phase III trials expected in 2004

IMMU-103 (unlabeled epratuzumab)	Autoimmune disease	Phase I clinical trials ongoing

Product Candidate	Target	Status
IMMU-102 (epratuzumab-Y-90)	Non-Hodgkin’s B-cell lymphomas	Phase I/II clinical trials ongoing

IMMU-100 (unlabeled labetuzumab)	Colorectal and breast cancer	Phase I clinical trials completed

IMMU-101 (labetuzumab-Y-90)	Colorectal and pancreatic cancer	Phase I/II clinical trials ongoing

IMMU-111 (labetuzumab-I-131)	Metastatic colorectal cancer	Phase II clinical trials completed

IMMU-105 (alpha-fetoprotein antibody-Y-90)	Liver cancer	Phase I/II clinical trials beginning

IMMU-106 (unlabeled CD20 antibody)	Non-Hodgkin’s lymphoma and autoimmune disease	Phase I/II clinical trials ongoing

IMMU-107 (PAM4 antibody- Y-90)	Pancreatic cancer	Phase I/II clinical trials beginning

IMMU-110 (CD74 antibody)	Multiple myeloma and renal cell carcinoma	Pre-clinical

IMMU-112 (RS7)	Prostate cancer	Pre-clinical

IMMU-113 (MN3)	Myeloid leukemia	Pre-clinical

IMMU-103 and IMMU-102

Our most advanced therapeutic product candidate, IMMU-103, is an unlabeled humanized antibody which targets an antigen, known as the CD22 marker, found on the surface of a certain class of lymphocytes, a type of white blood cell. This antibody also binds to the malignant forms of these cells that comprise non-Hodgkin’s B-cell lymphoma and acute and chronic lymphocytic leukemias. The clinical trials of IMMU-103, which involved more than 340 patients, demonstrated good safety, tolerability and anti-tumor activity.

In December 2000, we entered into a Development and License Agreement with Amgen, Inc., or Amgen, to license IMMU-103 in North America and Australia. Under this agreement, Amgen was responsible for the final clinical development, manufacture and commercialization of IMMU-103 for these markets. Amgen had conducted multiple clinical trials in North America and Australia with IMMU-103 for the treatment of non-Hodgkin’s lymphoma patients. In some of these trials, IMMU-103 was administered in combination with Rituxan®, the first therapeutic antibody approved for treating cancer in the United States, with reported sales in excess of $1.0 billion per year.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000. Amgen returned to us all rights for epratuzumab on April 8, 2004. As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. Amgen may also be entitled to receive a cash payment from us under certain circumstances. See “—Recent Developments” below.

We have recently also begun the evaluation of IMMU-103 in patients with certain autoimmune diseases.

While the clinical results to date have been encouraging, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Even if it is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

We have been evaluating IMMU-102 in a Phase I/II clinical trial being conducted in the United States and Europe. This clinical trial is examining the safety and efficacy of IMMU-102 in patients with indolent or aggressive non-Hodgkin’s lymphoma who have had a relapse of disease following standard chemotherapy. We are encouraged by the results of these trials and we are in the process of expanding these studies.

IMMU-100, IMMU-101 and IMMU-111

We also have in development a solid tumor therapeutic product candidate that targets an antigen known as carcinoembryonic antigen, or CEA. The CEA antigen is abundant at the site of virtually all cancers of the colon and rectum and is associated with many other solid tumors, such as breast and lung cancers. Our humanized CEA antibody (hCEA) is in clinical testing both in unlabeled and radiolabeled forms. The unlabeled form is being tested in a Phase I dose-escalation trial in patients with colorectal or breast cancer. A Phase II trial has been completed in Europe for IMMU-111 (hCEA-I-131) in patients with proven or suspected metastatic colorectal cancer who failed chemotherapy. We believe that the initial results with IMMU-111 are encouraging, which convinced us to design a new trial that uses a more potent radioisotope, Yttrium-90. This Phase I/II trial with IMMU-101 (hCEA-Y-90) is currently ongoing in the United States in patients with advanced colorectal and pancreatic cancers, and is being expanded to investigational sites in Europe.

Other Therapeutic Product Candidates

We have recently begun the clinical evaluation of IMMU-105, a new humanized antibody labeled with Y-90, for the treatment of primary liver cancer. IMMU-105 binds to an antigen known as alpha-fetoprotein (AFP), which is commonly produced by primary liver tumors. We also are commencing clinical trials with IMMU-106 for the treatment of certain autoimmune diseases and non-Hodgkin’s lymphoma, and we have received approval from the Food and Drug Administration, or FDA, to begin clinical trials with IMMU-107 for pancreatic cancer therapy. In addition to these three product candidates, others in pre-clinical development include IMMU-110, which we believe may be an effective treatment for multiple myeloma and renal cell carcinoma, IMMU-112, which we believe may be an effective treatment for prostate cancer, and IMMU-113, which we believe may be an effective treatment for myeloid leukemia.

Diagnostic Imaging Products

Many of our proprietary technologies were originally conceived in the course of our developing improved cancer diagnostics. Today our diagnostic imaging products allow the localization of disease-specific antigens within a patient’s body using an antibody fragment bound to technetium-99m, which can then be visualized using conventional nuclear medicine equipment to reveal the presence, location and approximate size of the disease sites. While we continue to believe that the development of diagnostic imaging products that can complement our therapeutic pipeline will provide us with the means of diagnosing and staging disease, we are considering several options for the continued development of some of our imaging products, including partnering, in order to allow us to better focus on the development of our therapeutic product candidates.

The table below summarizes the status of our diagnostic imaging products and product candidates:

Product Candidate	Target	Status
CEA-Scan	Colorectal cancer	Approved for sale in the United States, Canada and Europe

LeukoScan	Osteomyelitis	Approved for sale in Europe and Australia

LymphoScan	Non-Hodgkin’s B-cell lymphomas	Phase III clinical trials

AFP-Scan	Liver cancer	Phase II clinical trials

ProstaScan	Prostate cancer	Pre-clinical

MelanomaScan	Malignant melanoma	Pre-clinical

MyelomaScan	Multiple myeloma	Pre-clinical

CEA-Scan

The mouse monoclonal anti-CEA antibody fragment in CEA-Scan is the diagnostic counterpart to IMMU-100, our humanized antibody described above. It is directed against CEA, which is an antigen associated with virtually all cancers of the colon and rectum as well as many other cancers. We have received approval from the applicable regulatory agencies in the United States, the European Union, Canada and certain other countries to market and sell CEA-Scan. We are conducting Phase IV clinical trials in the United States to evaluate this product for repeated administration in colorectal cancer patients.

LeukoScan

LeukoScan uses a mouse monoclonal antibody fragment that first targets and then binds to a type of white blood cell known as a granulocyte. These cells are associated with a potentially wide range of infectious and inflammatory diseases. We have received regulatory approval to market and sell LeukoScan for the detection and diagnosis of bone infection (osteomyelitis) in long bones and in diabetic foot ulcer patients in the European Union and Australia. In addition, we have filed an application with the FDA and the comparable regulatory agency in Canada for approval to market LeukoScan for osteomyelitis as well as for acute, atypical appendicitis. The FDA had advised us that our data are not sufficient to support approval for these indications. We are not pursuing approval for this indication in the United States at this time, as we continue to focus our resources on the development of our therapeutic product candidates.

Recent Developments

On April 8, 2004, pursuant to a termination agreement between Amgen and us, Amgen returned to us all rights for epratuzumab, our humanized CD22 monoclonal antibody therapeutic we licensed to Amgen in December 2000, including rights to second generation molecules and conjugates.

As part of the transaction, we issued to Amgen a five-year warrant to purchase 100,000 shares of our common stock at a price equal to $16.00 per share. If epratuzumab is approved for commercialization in the United States for non-Hodgkin’s lymphoma therapy, we will pay to Amgen a final cash payment in the amount of $600,000. There are no other financial obligations between the parties as a result of the termination agreement.

We filed a current report on Form 8-K announcing this information on April 8, 2004. A copy of the warrant we issued to Amgen will be filed as an exhibit to an amendment to the Registration Statement of which this prospectus forms a part or an exhibit to a filing with the SEC under the Exchange Act that will be incorporated by reference into this prospectus.

General Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

RISK FACTORS

Investing in our securities is very risky. Before making an investment decision, you should carefully consider the following risk factors, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including, without limitation, the factors listed under the heading “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should be able to bear a complete loss of your investment. See “Special Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business and Operations

We have a long history of operating losses that are likely to be substantial over the next several years.

From our inception in 1982 until December 31, 2003, we had an accumulated deficit of approximately $135.9 million and have never earned a profit in any fiscal year. In the absence of increased revenues from the sale of current or future products and licensing activities (the amount, timing, nature or source of which cannot be predicted), our losses will continue as we continue to conduct our research and development activities. These activities are budgeted to expand over time and will require further resources if we are to be successful. As a result, our operating losses are likely to be substantial over the next several years.

Although the development rights to epratuzumab, our leading product candidate, have been returned to us, there can be no assurance that epratuzumab will be approved for sale in the United States or that, if approved, it will be commercially successful.

On November 11, 2003, we announced that we were engaged in discussions with Amgen regarding return of North American and Australian development rights for epratuzumab, our humanized monoclonal antibody therapeutic candidate that we licensed to Amgen in December 2000. Although Amgen returned to us all rights relating to epratuzumab on April 8, 2004, we are not able to determine when, if ever, epratuzumab will be approved for sale in the United States or anywhere else. Moreover, even if epratuzumab is approved, there can be no assurance that it will be commercially successful or that we will ever receive revenues equal to our financial investment in this product candidate.

Additional Risks Related to Our Business, Industry and an Investment in our Securities

Please carefully consider the risk factors described in our periodic reports filed with the SEC, including in the section entitled “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities described in this prospectus for our ongoing business operations and other general corporate purposes, including, but not limited to, the following:

•	to fund our research and clinical development programs, including clinical trials in the United States and elsewhere;

•	for potential licenses or other acquisitions of complementary technologies or products;

•	the repayment of existing indebtedness or other corporate borrowings;

•	the redemption of our securities that may be outstanding at that time, if permitted by the terms thereof; and

•	for working capital.

Pending application of the net proceeds as described above, we intend to invest initially the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness. The timing and amount of our actual expenditures are subject to change and will be based on many factors, including:

•	competitive, technological, market and other developments;

•	the rate of progress of our research and development programs;

•	patient accrual rates of our clinical trials;

•	the results of our clinical trials;

•	the time and costs of obtaining regulatory approvals;

•	cash flow from operations; and

•	costs incurred in obtaining and enforcing our patents and other proprietary rights.

We have discussions from time to time regarding potential acquisitions and licensing opportunities that we believe may be complementary to our business. Although we may use a portion of the net proceeds of this offering for this purpose, we currently have no material agreements or commitments in this regard. We reserve the right, at the sole discretion of our board of directors, to reallocate our use of the net proceeds of this offering in response to these and other factors. We believe our existing cash resources, together with the net proceeds of this offering, will be sufficient to fund our operations for at least the next 12 months.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered thereby. If appropriate, we will indicate in the applicable prospectus supplement that the terms of the securities actually offered are different from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities being offered, and the securities market or exchange, if any, upon which the offered securities will be listed or quoted.

We may sell from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock (including, without limitation, preferred stock that is convertible into common stock);

•	depositary shares, which represent fractions of shares of preferred stock; and

•	warrants exercisable for common stock and/or preferred stock.

The total dollar amount of all securities that we may issue under this prospectus will not exceed $60,000,000 at the time of issuance.

DESCRIPTION OF COMMON STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 70,000,000 shares of common stock, $0.01 par value per share. As of April 21, 2004, 49,893,693 shares of common stock were issued and outstanding. The following description of our common stock and provisions of our 2002 Shareholder Rights Plan, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents, which are exhibits to the Registration Statement of which this prospectus is a part.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

Stockholder Rights Plan

In February of 2002, our board of directors made the decision to concurrently redeem all outstanding stockholder rights under our 1998 Stockholder Rights Plan, and declare a dividend of one new right pursuant to our 2002 Stockholder Rights Plan adopted by the board of directors. Our stockholder rights plan is designed to protect our company and its stockholders against unfair or coercive takeover tactics. It accomplishes this goal by making it more costly, and thus more difficult, to gain control of us without the consent of our board of directors.

The 2002 Stockholder Rights Plan authorized the distribution of one “right” as a dividend on each outstanding share of our common stock to each holder of record on March 15, 2002. Each right entitles the registered holder to purchase from us one one-thousandth (1/1,000) of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, at a price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment. The 2002 Stockholder Rights Plan provides that if a third party acquires more than 15% of our common stock without the prior approval of our board of directors, all of our stockholders (other than the acquiring party) will be entitled to buy either shares of a special series of our preferred shares, or shares of our common stock with a market value equal to double the exercise price for each right they hold. Under these circumstances, the board of directors may instead allow each such right (other than those held by the acquiring party) to be exchanged for one share of our common stock. The exercise or exchange of these rights would have a substantial dilutive effect on the holdings of the acquiring party. Our board of directors retains the right at all times to discontinue the 2002 Stockholder Rights Plan through redemption of all rights, or amend the 2002 Stockholder Rights Plan in any other respect. The rights will expire on March 1, 2012, unless such date is extended or unless we earlier redeem the rights, in each case as described in the 2002 Stockholder Rights Plan.

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our certificate of incorporation and by-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Immunomedics.

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Limitation of Liability; Indemnification. Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Stockholders Rights Plan. We have adopted a stockholder rights plan, as discussed above under the caption “Stockholder Rights Plan.”

DESCRIPTION OF PREFERRED STOCK

Under our certificate of incorporation, as amended to date, we are authorized to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock, $0.01 par value per share, having rights senior to those of our common stock. As of April 21, 2004, we did not have any shares of preferred stock outstanding.

Our board of directors is authorized to issue shares of our preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

Our board of directors may fix the number of shares constituting any series and the designations of these series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our issuance of preferred stock may have the effect of delaying or preventing an unsolicited change in control of our company. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we choose to do so, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include, for example, dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend-disbursing agent for the depositary shares.

Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment or certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of a series of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying such series of preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement that includes this prospectus.

General

We may issue warrants for the purchase of our common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50.0 million. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City, New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised, together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that any applicable trustee or we maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend security, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the security or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Any applicable trustee and we have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through dealers or agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of such methods.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or other terms, how potential investors may participate in the auction and the nature of the underwriter’s obligations in the related supplement to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Certain persons that participate in the distribution of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of penalty bids, in connection with an offering. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Passive Market Making

Certain persons may also engage in passive market making transactions as permitted by Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the common stock, the preferred stock, the depositary shares and the warrants will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Immunomedics, Inc. and subsidiaries as of June 30, 2002, and for each of the years in the two-year period ended June 30, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (KPMG), independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Immunomedics, Inc. has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past consolidated financial statements incorporated by reference in this registration statement.

8,356,232 Shares

Common Stock

PROSPECTUS SUPPLEMENT

RBC CAPITAL MARKETS

August 2, 2004